SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2014

BSB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35309	80-0752082
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

2 Leonard Street, Belmont, Massachusetts	02478
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (617) 484-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Belmont Savings Bank (the “Bank”), the wholly-owned subsidiary BSB Bancorp, Inc., entered into a Restated Supplemental Retirement Agreement with John A. Citrano dated December 23, 2008 (the “Prior Agreement”).  The Prior Agreement was amended and restated (the “Restated Agreement”), effective February 12, 2014, in order to eliminate the requirement that certain life insurance policies on Mr. Citrano’s life owned by the Bank would be distributed to him as part of his retirement benefit in the event of his termination of employment at or after age 55 with ten years of service.  The Prior Agreement also provided that the Bank would increase Mr. Citrano’s retirement benefit by an amount equal to the federal and state taxes that he would owe on the policies distributed if the aggregate amount of the premiums on such policies were included in his gross income.  The Restated Agreement inadvertently eliminated certain provisions contained in the Prior Agreement regarding the Bank’s obligation to pay Mr. Citrano an additional payment in consideration of the taxes he would pay upon the distribution of the life insurance policies.  In order to correct this inadvertent omission, the First Amendment to the Restated Agreement (the “First Amendment”) restores the requirement to provide such additional payment upon his termination on or after age 55, which has been quantified as a cash lump sum payment of $436,983.  In addition, as a result of the change to the Bank’s disability program for employees, the First Amendment removes the provisions in the Restated Agreement requiring the payment of a benefit to Mr. Citrano under the Agreement on his termination of employment on account of disability.

             The foregoing description of the First Amendment to the Amended and Restated Supplemental Retirement Agreement is qualified in its entirety by reference to the amendment attached hereto as Exhibit 10.1of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. None.

(d)	Exhibits:

Exhibit No.      Description

Exhibit 10.1	First Amendment to Amended and Restated Supplemental Retirement Agreement between Belmont Savings Bank, a Massachusetts savings bank, and Mr. John A. Citrano, dated November 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BSB BANCORP, INC.

DATE: December 2, 2014	By:	/s/ Robert M. Mahoney
Robert M. Mahoney
President and Chief Executive Officer